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                            CERTIFICATE

The undersigned, Mary Jo Olson, Assistant Secretary of American
Centurion Life Assurance Company, a New York corporation, does hereby certify:

1. That she is the duly elected, qualified and acting Assistant Secretary of American Centurion Life Assurance Company and that the following is a true and correct copy of resolutions duly adopted by the Board of Directors on October 12, 1995 and that such resolutions remain in full force and effect:

     WHEREAS, The Board of Directors has determined that it is desirable for the Corporation to develop certain variable annuity contracts and/or certain combination fixed/variable annuity contracts to be issued by the Corporation; now, therefore, be it

     RESOLVED, That ACL Variable Annuity Account 1, comprised of one or more subaccounts, is hereby established as a separate account in accordance with Section 4240, New York Insurance
     Law.

     RESOLVED FURTHER, That ACL Variable Annuity Account 2, comprised of one or more subaccounts, is hereby established as a separate account in accordance with Section 4240, New York
     Insurance Law.

     RESOLVED FURTHER, That the proper officers of the Corporation are hereby authorized and directed to establish such subaccounts within each separate account as they determine to be appropriate.

     RESOLVED FURTHER, That the proper officers of the Corporation are hereby authorized and directed, as they may deem appropriate from time to time and in accordance with applicable laws and regulations to: (i) establish further any subaccounts within each separate account; (ii) change the designation of each separate account to another designation; and (iii) deregister each separate account.

     RESOLVED FURTHER, That the proper officers of the Corporation are hereby authorized and directed to accomplish all filings, registrations and applications for exemptive relief necessary to carry the foregoing into effect.

IN WITNESS WHEREOF, the undersigned has executed this certificate and caused the seal of American Centurion Life Assurance Company to
be hereunto affixed this  1st  day of   December  , 1995.


                                     /s/    Mary Jo Olson
                                            Mary Jo Olson
                                            Assistant Secretary

     SEAL